DEPOSIT AGREEMENT

by and among

UNITED MICROELECTRONICS CORPORATION

AND

JPMORGAN CHASE BANK, N.A.,
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of October 21, 2009

Table of Contents

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ARTICLE 1.
DEFINITIONS

i

ii

iii

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of October 21, 2009, by and among (i) United Microelectronics Corporation, a company incorporated under the laws of the Republic of China, and its successors (the "Company"), (ii) JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H  T H A T:

WHEREAS, the Company and Citibank, N.A. entered into a Deposit Agreement, dated as of September 21, 2000, as supplemented by a letter agreement, dated as of December 12, 2001, by and between the Company and the Depositary, and as further supplemented by a letter agreement, dated as of August 19, 2003, by and among the Company, Teco Electric & Machinery Co., Ltd and the Depositary, and as further supplemented by a letter agreement, dated as of October 5, 2005, by and between the Company and the Depositary, and as amended by Amendment No. 1 to Deposit Agreement, dated as of March 6, 2006 and Amendment No. 2 to Deposit Agreement dated as of  2007 (collectively, the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with Citibank, N.A. or with the Custodian as agent of Citibank, N.A. for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of Section 5.4 of the Old Deposit Agreement, the Company has removed Citibank, N.A. as depositary and has appointed JPMorgan Chase Bank, N.A., as successor depositary thereunder; and

WHEREAS, the Company and JPMorgan Chase Bank, N.A., in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 7.10 hereof, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

ARTICLE 1.
DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1.                          "ADS Record Date" shall have the meaning given to such term in Section 4.9.

Section 1.2.                          "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.3.                          "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipts issued hereunder to evidence such Certificated ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require.  Each American Depositary Share shall represent (i) in the case of Share ADSs (as hereinafter defined), five (5) Share(s) and (ii) in the case of Temporary ADSs, interests in the Certificate of Payment, each interest representing the irrevocable right to receive five (5) Shares from the Company, in each case until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional American Depositary Shares are not issued, and thereafter each American Depositary Share shall represent the Deposited Securities determined in accordance with the terms of such Sections.  Unless otherwise specifically set forth in this Deposit Agreement or the applicable ADR, the terms "American Depositary Shares" and "ADSs" shall include Temporary ADSs.

Section 1.4.                          "Applicant" shall have the meaning given to such term in Section 5.10.

Section 1.5.                          "Beneficial Owner" shall mean as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  A Beneficial Owner may or may not be the Holder of the ADR(s) evidencing such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADS(s) owned by such Beneficial Owner.

Section 1.6.                          "Business Day" shall mean any day on which both the banks in Taipei, Taiwan, ROC and the banks in The City of New York are open for business.

Section 1.7.                          "Certificate(s) of Payment" shall mean the single global Certificate of Payment issued by the Company evidencing the irrevocable right to receive definitive share certificates representing the Shares delivered by the Company in connection with the Offering or any Certificate of Payment issued by the Company in connection with any subsequent offerings or distributions of Shares by the Company.

Section 1.8.                          "Certificated ADS(s)" shall have the meaning set forth in Section 2.12.

Section 1.9.                          "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.10.                         "Company" shall mean United Microelectronics Corporation, a company incorporated and existing under the laws of the ROC, and its successors, having its principal executive offices at No.3 Li Hsin Road II, Science-Based Industrial Park, Hsinchu, Taiwan, ROC.

Section 1.11.                         "Custodian" shall mean, as of the date hereof, JPMorgan Chase Bank, N.A., Taipei Branch, 8th Floor, No. 108, Xin Yi Road, Sec. 5, Taipei, Taiwan 11047 ROC, as the custodian for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder, as the context shall require.  The term "Custodian" shall mean any custodian individually or all custodians collectively, as the context requires.

Section 1.12.                         "Deliver" and "Delivery" shall mean, when used in respect of ADSs, Deposited Securities or the Eligible Securities (as such terms are hereinafter defined) and to the extent permissible under the laws of the ROC, either (i) the physical delivery of the certificate(s) representing such securities (including, without limitation, Receipts, as such term is hereinafter defined), or (ii) the electronic delivery of such securities by means of book-entry transfer, if available.

Section 1.13.                          "Deposit Agreement" shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

Section 1.14.                          "Depositary" shall mean JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

Section 1.15.                          "Deposited Securities" shall mean, collectively or individually, as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs, Shares and (b) with respect to Temporary ADSs, interests in the single global Certificate of Payment, in each case at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.7.  The collateral delivered in connection with Pre-Release Transactions described in Section 5.10 hereof shall not constitute Deposited Securities.

Section 1.16.                          "Dollars" and "$" shall refer to the lawful currency of the United States.

Section 1.17.                          "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.18.                          "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

Section 1.19.                          "Eligible Securities" shall mean, collectively or individually as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs, Shares, and (b) with respect to Temporary ADSs, interests in the Certificate of Payment, in each case to the extent eligible for deposit hereunder from time to time.

Section 1.20.                          "Eligible Securities Registrar" shall mean National Securities Corp. or any other institution organized under the laws of the ROC appointed by the Company to carry out the duties of registrar for (a) the Shares and/or (b) any Certificates of Payment, and any successor thereto.

Section 1.21.                          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.22.                          "Foreign Currency" shall mean any currency other than Dollars.

Section 1.23.                          "Full Entitlement ADS(s)"; "Full Entitlement ADR(s)" and "Full Entitlement Deposited Securities" shall have the meaning given to such terms in Section 2.11 hereof.

Section 1.24.                          "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such Receipt. Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose.

Section 1.25.                          "Initial Deposit" shall mean the initial deposit of Shares or the single global Certificate of Payment, as the case may be, in connection with the Offering (as hereinafter defined).

Section 1.26.                          "NT dollars" and "NT$" shall refer to New Taiwan Dollars, the lawful currency of the ROC.

Section 1.27.                          "Offering" shall mean the offering of ADSs in the United States as contemplated by the Underwriting Agreement, dated in or about the third quarter of calendar year ended December 31, 2000, by and among Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation, as representatives of the several underwriters (as set forth therein) and the Company, and the Prospectus (as hereinafter defined).

Section 1.28.                          "Pre-Release Transaction" shall have the meaning set forth in Section 5.10.

Section 1.29.                          "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at Four New York Plaza, New York, New York 10004, U.S.A.

Section 1.30.                          "Prospectus" shall mean the Company's Prospectus, filed under cover of the Company's Registration Statement on Form F-1 (Reg. No. 333-12444), as filed with the Commission on August 28, 2000.

Section 1.31.                          "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held through a central depository such as DTC, be in the form of a "Balance Certificate."  Unless otherwise specifically set forth herein, the term "Receipts" shall include the Temporary ADRs evidencing the Temporary ADSs issued hereunder.

Section 1.32.                          "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

Section 1.33.                          "Republic of China"; "ROC" and "Taiwan" shall mean the Republic of China.

Section 1.34.                          "Restricted Securities" shall mean collectively or individually, as the context may require, Eligible Securities, Deposited Securities or ADSs, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules promulgated thereunder, or (ii) are held directly or indirectly by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under (a) the laws of the United States, (b) the laws of the ROC, (c) a shareholders agreement, (d) the Articles of Incorporation of the Company or (e) the regulations of an applicable securities exchange unless, in each case, (x) such Eligible Securities, Deposited Securities or ADSs are being sold to persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement, or (ii) exempt from the registration requirements of the Securities Act, and (y) the Eligible Securities, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.35.                          "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.36.                          "SFB" shall mean the Securities and Futures Bureau of the ROC.

Section 1.37.                          "Shares" shall mean the Company's common shares, par value NT$10 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares (other than interests in any Certificate of Payment); provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.10 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

Section 1.38.                          "Share American Depositary Receipt(s)" and "Share ADR(s)" shall mean the Receipts issued by the Depositary to evidence Share ADSs issued under the terms of this Deposit Agreement, as such Share ADRs may be amended from time to time in accordance with the provisions hereof.  A Share ADR may evidence any number of Share ADSs and may, in the case of Share ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate".  Share ADRs shall, unless otherwise specifically set forth herein or in the applicable ADR(s), be deemed to be Receipts for all purposes under this Deposit Agreement.

Section 1.39.                          "Share American Depositary Share(s)" and "Share ADS(s)" shall mean the rights and interests in deposited Shares granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the Share ADRs issued hereunder to evidence such Share ADSs. Share ADSs shall, unless otherwise specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

Section 1.40.                          "Taiwan Securities Central Depository Co. Ltd." shall mean the central depository for Shares in the ROC, and any successor thereto.

Section 1.41.                          "Taiwan Stock Exchange" and "TSE" shall mean the stock exchange in the ROC, upon which the Company's Shares are listed for trading and any successor stock exchange thereto.

Section 1.42.                          "Temporary ADR(s)" shall mean the Receipts issued by the Depositary to evidence Temporary ADSs issued under the terms of this Deposit Agreement (including, without limitation, Section 2.11 hereof), as such Temporary ADRs may be amended from time to time in accordance with the terms hereof.  A Temporary ADR may evidence any number of Temporary ADSs and may, in the case of Temporary ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate".  Temporary ADRs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be Receipts for all purposes under this Deposit Agreement

Section 1.43.                          "Temporary ADS(s)" shall mean the rights and interests in any deposited Certificate of Payment granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement (including, without limitation, Section 2.11 hereof) and the applicable Temporary ADR(s) issued hereunder to evidence such Temporary ADSs.  Temporary ADSs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

Section 1.44.                          "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

Section 1.45.                          "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.12.

Section 1.46.                          "Voting Representative" shall have the meaning set forth in Section 4.9.

ARTICLE 2.
APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF ELIGIBLE SECURITIES; EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1.                          Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement (including, without limitation, Section 2.11 hereof), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

Section 2.2.                          Form and Transferability of Receipts.

2.2.1                 Form.  Certificated ADS(s), if any, shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The Receipts shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts.  No Receipt (and no Certificated ADS evidenced thereby) shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.  The Share ADRs and the Temporary ADRs shall each bear a separate and distinct CUSIP number that is different from one another and from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts issued hereunder.

2.2.2.                 Legends.  The Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

2.2.3.                 Title.  Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  The Depositary shall have no obligation nor be subject to any liability under this Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

2.2.4.                 Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the American Depositary Shares into DTC.  Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a "Balance Certificate" will (except as contemplated in Section 2.11) evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  As such, the nominee for DTC will be the only "Holder" of the ADR evidencing the ADSs held through DTC.  JPMorgan Chase Bank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.3.                          Deposit with Custodian.  Until the Depositary is notified otherwise, the Company has informed the Depositary that under ROC law, as in effect as of the date hereof, no deposits of Eligible Securities may be made in an ADR Facility, and no ADSs may be issued against such deposits, without receipt of specific approval of the SFB, except in connection with (i) the distribution of additional Eligible Securities in connection with dividends on or free distributions of Eligible Securities, (ii) the exercise by Holders of their preemptive rights applicable to Eligible Securities evidenced by ADSs in the event of capital increases for cash, or (iii) the purchase, as permitted hereunder, directly by any person or through the Depositary of Shares on the TSE for deposit in the Share ADR Facility, provided that the total number of ADSs outstanding after an issuance described in clause (iii) does not exceed the number of issued ADSs previously approved by the SFB in connection with the Offering (plus any ADSs created pursuant to clauses (i) and (ii) above), and subject to any adjustment in the number of Eligible Securities represented by each ADS.  Under ROC law, as in effect as of the date hereof, issuances under clause (iii) above will be permitted only to the extent that previously issued ADSs have been canceled and the Shares withdrawn from the Share ADR Facility upon cancellation of such ADSs have been sold on the TSE.  Except as contemplated by Section 2.11 hereof, the Depositary will not accept any Shares from the Company or an Affiliate for deposit pursuant to clause (iii) unless it receives satisfactory opinions of ROC and U.S. counsel to the person(s) requesting to make such deposit to the effect that such Shares may lawfully be deposited pursuant to the Deposit Agreement and are not Restricted Securities.  The laws of the ROC applicable to the deposit of Eligible Securities may change from time to time.  There can be no assurances that current law will continue in effect or that future changes of ROC law will not adversely affect the ability to deposit Eligible Securities hereunder.

Subject always to the laws and regulations of the ROC, the Initial Deposit of Eligible Securities into the ADR Facilities will be made, by or on behalf of the Company or the investors (or nominees for the investors) acquiring Eligible Securities and/or ADSs in the Offering, by the Delivery to the Custodian of a Certificate of Payment evidencing the irrevocable right to receive the physical share certificates representing the Shares registered in the name of the nominee of the Depositary as representative of the Holders, as instructed by the Depositary.  Subject to the terms and conditions of this Deposit Agreement, upon such Initial Deposit, the Depositary shall execute and deliver ADRs evidencing the ADSs representing the Deposited Securities constituting the Initial Deposit in the manner provided in Sections 2.5 and 2.11.

Subject to applicable laws and regulations of the ROC and to the terms and conditions of this Deposit Agreement and applicable law, Eligible Securities or evidence of rights to receive Eligible Securities (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Eligible Securities Registrar, if any, are closed, by Delivery of the Eligible Securities to the Custodian.  Every deposit of Eligible Securities shall be accompanied by the following: (A)(i) in the case of Eligible Securities represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Eligible Securities represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Eligible Securities delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Eligible Securities to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Eligible Securities by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Eligible Securities so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the ROC, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Eligible Securities are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Eligible Securities or to receive other property in respect of any such deposited Eligible Securities or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Eligible Securities are registered in the name of the person on whose behalf they are presented for deposit, an instruction or instructions entitling the Custodian to exercise voting rights in respect of the Eligible Securities for any and all purposes until the Eligible Securities so deposited are registered in the name of the Depositary, the Custodian or any nominee.  Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and neither the Depositary nor the Custodian, nor any nominee, agent or person acting on their behalf shall knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Eligible Securities nor (c) a number of Eligible Securities which upon application of the ADS to Eligible Securities ratio would give rise to fractional ADSs.  No Eligible Securities shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Eligible Securities under the laws and regulations of the ROC and any necessary approval has been granted by any governmental body in the ROC, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Eligible Securities from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities.

Section 2.4.                          Registration and Safekeeping of Deposited Securities.  The Depositary shall instruct the Custodian upon each Delivery of certificates representing registered Eligible Securities being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate or certificates, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Eligible Securities Registrar for transfer and registration of the Eligible Securities (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.  Neither the Depositary nor the Custodian may dispose of or pledge any of the Deposited Securities unless specifically permitted under this Agreement.

Without limitation of the foregoing, neither the Depositary nor the Custodian, nor any nominee, agent or person acting on their behalf shall knowingly accept for deposit under this Deposit Agreement any Eligible Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Eligible Securities, or any Eligible Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company.

Section 2.5.                          Execution and Delivery of Receipts.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Eligible Securities has been made pursuant to Section 2.3 hereof, (ii) that any such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company by the Eligible Securities Registrar if registered Eligible Securities have been deposited or if deposit is made by book-entry transfer, confirmation of such transfer in the books of the Taiwan Securities Central Depository Co. Ltd., (iii) that all required documents have been received, and (iv) the person or persons to whom or upon whose order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered thereby.  Such confirmation may be made by letter, cable, telex, swift message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such confirmation from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, applicable law and the provisions of the Articles of Incorporation of the Company and the Eligible Securities, shall issue the ADSs representing the Eligible Securities so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Principal Office Receipt(s) registered in the name or names requested by such person(s) and evidencing the aggregate number of American Depositary Shares to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing American Depositary Shares and executing and delivering such Receipt(s) (as set forth in Section 5.9 hereof) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Eligible Securities and the issuance of the Receipt(s).  The Depositary shall only issue American Depositary Shares in whole numbers and deliver American Depositary Receipts evidencing whole numbers of American Depositary Shares.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

Section 2.6.                          Transfer, Combination and Split-up of Receipts.

2.6.1.                 Transfer.  The Registrar shall register the transfer of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by the Receipts cancelled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

2.6.2.                 Combination and Split Up.  The Registrar shall register the split-up or combination of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by the Receipts cancelled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:  (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

2.6.3.                 Co-Transfer Agents.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 2.7.                          Surrender of ADSs and Withdrawal and Sale of Deposited Securities.

(a)           ROC Requirements. The Depositary and the Company have been advised that under current ROC law, a Holder who is a non-ROC person wishing to withdraw Deposited Securities from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority. In addition, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with a local securities brokerage firm, remit funds and exercise a shareholder's rights. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facilities on the TSE or otherwise. The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

(b)           Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of the Deposit Agreement and the Company's Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' ADSs be sold on such Holder's behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. The Depositary and the Company have been advised that under current ROC law, the Shares deposited in connection with the Offering may not be sold for a period of three months from the closing of the Offering. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder's ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided in the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement.  Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

(c)           Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions:  (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 hereof) have been paid, and (v) the Holder of the ADSs has delivered to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements (including the Form of Certification Upon Withdrawal as Exhibit B to the Deposit Agreement), duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and regulations and the rules of the Taiwan Securities Central Depository Co. Ltd., and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof. The Depositary and the Company have been advised that under current ROC law, ADSs representing newly issued Shares deposited in connection with the Offering may not be surrendered for a period of three months from the closing of the Offering; consequently, the Company and the Depositary have elected to prohibit the surrender of ADSs and the withdrawal of any Shares deposited in connection with the Offering until the expiration of such three month period.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs delivered to it (and, if applicable, the ADR evidencing the ADSs so delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so cancelled together with any certificate or other document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Articles of Incorporation of the Company, of applicable laws and regulations and of the rules of the Taiwan Securities Central Depository Co. Ltd., and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Deposited Securities. In the case of the Delivery of ADSs representing a number other than a whole number of Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Deposited Securities to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Deposited Securities, or (ii) sell or cause to be sold the fractional Deposited Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this ADR. At the request, risk and expense of any Holder surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

Section 2.8.                          Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

2.8.1.                 Additional Requirements.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law.

2.8.2.                 Additional Limitations.  The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

2.8.3.                 Regulatory Restrictions.  Notwithstanding any provision of this Deposit Agreement or any Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S., ROC or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9.                          Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

Section 2.10.                        Cancellation and Destruction of Surrendered Receipts; Maintenance of Records.  All Receipts surrendered to the Depositary shall be canceled by the Depositary.  Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts.  Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11.                         Temporary ADSs.  In the event that, in determining the rights and obligations of parties hereto with respect to any Temporary ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.11) and (b) the terms of (i) the Temporary ADSs issued hereunder as set forth in this Section 2.11 or (ii) the applicable Temporary ADR, the terms and conditions set forth in this Section 2.11 or the applicable Temporary ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Certificate of Payment, the Temporary ADSs and the Temporary ADRs.

Whenever the Company proposes to issue any Certificate of Payment eligible for deposit hereunder (in connection with the Offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Certificate of Payment has been or is to be issued pursuant to a bona fide purchase of Shares from the Company, (ii) the Certificate of Payment is not, and shall not be deemed to be upon its deposit, and the Shares issuable pursuant to the terms of the Certificate of Payment will not be, Restricted Securities, and such instructions shall include, inter alia, (i) a description of the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary ADSs representing such Certificates of Payment upon the terms set forth in Article IV hereof, and (ii) the date established by the Company upon which the Company shall convert or cause to be converted the Certificate of Payment into Shares on its records and on the records of the Eligible Securities Registrar.

Subject always to the laws and regulations of the ROC, upon deposit of any Certificate of Payment hereunder and payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and issuing and delivering Receipts (as set forth in Section 5.9 hereof), the Depositary shall (i) cause the Custodian to hold such Certificate of Payment separate and distinct from the Shares, any other Certificate(s) of Payment and any other Deposited Securities and (ii) issue and deliver Temporary ADSs representing interests in the Certificate of Payment so deposited.  The Temporary ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbering and legending (if necessary).  The Depositary may issue Temporary ADSs in one or multiple series as the Depositary in its sole discretion deems necessary and appropriate.  No Temporary ADS shall be fungible with any other ADSs issued hereunder.

The Depositary shall deliver Temporary ADSs in book-entry form only.  No certificated Temporary ADRs will be issued except for a "Balance Certificate" evidencing all Temporary ADSs held in DTC, which shall be substantially in the form of Temporary ADR set forth in Exhibit A hereto, except as may be necessary to identify and treat the Temporary ADSs as separate and distinct from any other ADSs issued under the terms of this Deposit Agreement.  The Depositary shall make arrangements for the acceptance of such Temporary ADSs into DTC upon the terms set forth in Section 2.2.4 hereof.  The Temporary ADSs and the Temporary ADRs evidenced thereby are identical to and confer all of the rights and obligations set forth herein relating to Receipts and ADSs represented thereby except that (i) in accordance with the applicable laws and regulations of the ROC, Holders of Temporary ADRs will have no right to withdraw the Deposited Securities represented by their Temporary ADSs, (ii) Temporary ADRs shall bear separate CUSIP numbers that shall be different from any CUSIP number that is or may be assigned to the other ADSs issued hereunder, (iii) neither Temporary ADSs nor interests in any Certificate of Payment shall be eligible for any Pre-Release Transactions described in Section 5.10 hereof and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of this Deposit Agreement, the Depositary shall make distributions to Holders of Temporary ADSs on the basis of the distribution(s) received from the Company in respect of the Certificate(s) of Payment corresponding to the series of Temporary ADSs held by such Holder.  Nothing herein shall impose any obligation upon the Depositary to make any distributions to Holders of any series of Temporary ADSs on the same basis as Holders of Share ADSs or any other series of Temporary ADSs issued hereunder.

The Company undertakes to make Shares available in exchange for any specified Certificate of Payment, as soon as possible after the issuance of the Certificate of Payment and to provide timely notice thereof to the Depositary.  Upon receipt of such notice from the Company, the Depositary shall instruct the Custodian to surrender any such Certificate of Payment then eligible for exchange to the Company against delivery of Shares to the Depositary in exchange therefor.  Upon receipt by the Depositary of (i) notice of the exchange of Shares for such Certificate of Payment and (ii) confirmation from the Company that the Shares so received rank in all respects pari passu with the Deposited Securities evidenced by Share ADSs, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs.  Interests in Temporary ADSs in DTC will be automatically exchanged for beneficial interests in Share ADSs as follows:  with no further action by Holders, the Depositary shall, as soon as practicable after the exchange of the Certificate of Payment(s) for Shares, instruct DTC to automatically transfer any position held by a DTC participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs.  Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations specified in this Deposit Agreement and in the Receipts pertaining to Share ADSs.  The Depositary will charge no fee for the cancellation of the Temporary ADSs and issuance of Share ADSs in exchange therefor.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Certificate of Payment, the Company shall have delivered Shares in respect thereof to the Depositary.

Section 2.12.                          Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)") and ADSs that are not evidenced by ADRs, (such ADSs, the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange any Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs and Certificated ADSs.  Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange any Certificated ADS(s) for Uncertificated ADS(s) upon (i) the due surrender of such Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing such Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADSs of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADSs, (2) Uncertificated ADSs shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADSs shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of

Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADSs on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) any Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4 and 4.10, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (i) the terms of this Deposit Agreement (other than this Section 2.12) and (ii) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs.

ARTICLE 3.
CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF RECEIPTS

Section 3.1.                          Proofs, Certificates and Other Information.  Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to (a) provide to the Depositary and the Custodian proof satisfactory to the Depositary and the Custodian, as the case may be, of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and any Receipts, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and (b) to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary in order for the Company to comply with applicable law.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary's, the Registrar's and, as applicable, the Company's satisfaction.  Upon the Company's written request and expense, the Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, (ii) any other information or documents which the Company may reasonably request and which the Depositary shall reasonably request and receive from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal, and (iii) in the case of withdrawal of Shares, any information and documents provided by Holders to the Depositary, in accordance with Exhibit C of this Agreement.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2.                          Liability for Taxes and Other Charges.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to any American Depositary Receipt, any Deposited Securities or any distribution thereon, such tax or other governmental charge shall be paid by the Holders to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to Section 7.8, any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. Notwithstanding the foregoing, the Company will pay all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement. If any legal proceedings are taken to enforce the obligations of the Company under the Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.  The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Company shall, as soon as practicable after the due date for any payment to the government of the ROC of any tax or other governmental charge with respect to any distribution with respect to Deposited Securities, provide the Depositary with an official receipt from the ROC (or certified copies thereof) setting forth the amounts, if any, of tax or other government charge so paid to the government of the ROC.  The Depositary shall provide a copy of such receipt, or other documentation, to the Holder of the ADRs evidencing such ADSs that are representing such Deposited Securities at the time of such distribution upon the request made by the Holder thereof to the Depositary.  The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received hereunder.  Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Section 3.3.                          Representations and Warranties on Deposit of Eligible Securities.

(a)           Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(b)           Deposit of Certificate(s) of Payment.  Whenever the Company shall deposit any Certificate of Payment under this Deposit Agreement, the Company shall be deemed thereby to represent and warrant that (i) such Certificate of Payment is, and the Shares to be received in exchange for the Certificate of Payment will be, duly authorized, validly issued, fully paid, non-assessable and legally obtained, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment have been, and with respect to the Shares to be received in exchange for the Certificate of Payment will have been, validly waived or exercised, (iii) the Company has duly authorized the issuance of the Shares to be delivered in exchange for the Certificate of Payment so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the exchange of the Certificate of Payment for Shares will be, free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange for the Certificate of Payment will not have been, stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit of any Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the Company, to take any and all action necessary to correct the consequences thereof.

Section 3.4.                          Compliance with Information Requests.  Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to ROC law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Eligible Securities or Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5.                          Ownership Restrictions.  Notwithstanding any other provision in this Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the SFB, the TSE or the Articles of Incorporation of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the certificated American Depositary Shares where such transfer may result in the total number of Shares, Eligible Securities, or securities convertible into Shares represented by the American Depositary Shares owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

ARTICLE 4.
THE DEPOSITED SECURITIES

Section 4.1.                          Cash Distributions.  Subject always to the laws and regulations of the ROC, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.7 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.7) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

Section 4.2.                          Distribution in Eligible Securities.  Subject always to the laws and regulations of the ROC, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 and either (i) the Depositary shall, subject to Section 5.9 hereof, and the laws and regulations of the ROC, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject to the laws and regulations of the ROC and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1.  In the event that (x) the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the ROC, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary)  to Holders entitled thereto upon the terms described in Section 4.1.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

Section 4.3.                          Distribution of Rights to Purchase Additional ADSs.

4.3.1.                 Distribution to ADS Holders. Subject always to the laws and regulations of the ROC, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.3.2 below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.8) and establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes).  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

4.3.2.                 Sale of Rights.  If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practical.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

4.3.3.                 Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.3.1 or to arrange for the sale of the rights upon the terms described in Section 4.3.2, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.3, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.  Because ROC law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

Section 4.4.                          Distributions Other Than Cash, Eligible Securities or Rights to Purchase Eligible Securities.

(a)           Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including by public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

Section 4.5.                          Distributions with Respect to Deposited Securities in Bearer Form.  Subject always to the laws and regulations of the ROC and to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates.  The Company shall promptly notify the Depositary of such distributions.  The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.6.                          Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.7 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Section 4.7.                          Conversion of Foreign Currency.  Subject to any restrictions imposed by ROC law and regulations, including, without limitation, receipt of foreign exchange approval from the Central Bank of China for conversion of funds from and/or into NT dollars, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental or regulatory requirements) in accordance with the terms of the applicable sections of this Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.8.                          Fixing of ADS Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of instructions, of holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Eligible Securities represented by each American Depositary Share.  The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any).  Subject to applicable law and the provisions of Section 4.1 through 4.7 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.9.                          Voting of Deposited Securities.

(a)           Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs.  Each Holder shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Board of Directors of the Company (or his/her designate) (the "Voting Representative"), as representative of the Depositary, the Custodian or the nominee who is registered in the ROC as representative of the Holders in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or other Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC), including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors (such materials collectively, the "Shareholder Notice").  As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.8 hereof) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice").  The Depositary is under no obligation to deliver the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting.  If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, at its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate.  There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything else contained in this Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

(b)           Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election directors and/or supervisors), the Depositary shall notify to and appoint the Voting Representative as the representative of the Depositary and the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding (including Temporary ADSs) in the manner so instructed by such Holders.  If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions.  The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder.

(c)           Management Instruction.  If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in this Section 4.9, the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary to give a discretionary instruction (a "Management Instruction") to the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion.  In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the interests of the Holders.

The Depositary's grant of a Management Instruction in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Instruction are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with this Section 4.9 and will not be subject to any potential liability under ROC law for losses arising from such voting.  In the event the Depositary does not receive such opinion, the Depositary will not grant the Management Instruction but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law but will not cause the Deposited Securities to be voted or the Management Instruction to be granted.

The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with this Section 4.9.  The terms of this Section 4.9 may be amended from time to time in accordance with the terms of this Deposit Agreement.  By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of this Section 4.9 as so amended.

(d)           There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

Section 4.10.                          Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional or replacement securities, as applicable.  The Depositary may, after consultation with the Company, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company provided pursuant to Section 5.7 hereof and satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, after consultation with the Company, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Section 4.11.                          Available Information.  The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission.  These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, DC 20549.

Section 4.12.                          Reports.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any instruction soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.13.                          List of Holders.  Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

Section 4.14.                          Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.  The Holders and Beneficial Owners may be asked to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of the inaccuracy of any information provided by such Holder and/or Beneficial Owner in order to obtain any refund of taxes, reduced rate of withholding at source or other tax benefit on behalf of such Holder and/or Beneficial Owner.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

Section 4.15                          Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

(a)           Proposals by Shareholders.  The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the traditional Chinese language and does not exceed 300 traditional Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements and all punctuation marks) in length, (ii) the Proposal is submitted to the Company during the period for submission of Proposals (the "Submission Period") announced by the Company (it being agreed by the Company that the Company shall announce publicly each year the Submission Period and the place for eligible shareholders to submit the Proposal in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. For the avoidance of doubt, shareholders shall have no right to nominate candidates for election as directors at a meeting of the Company's shareholders pursuant to the Articles of Incorporation of the Company, as in effect on the date hereof. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders. In addition, the Company has no obligation to give notice of noncompliance and/or opportunity to cure for any Proposal which fails to satisfy the requirements and conditions of the ROC laws.

(b)           Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.  Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one (1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the traditional Chinese language or in English along with traditional Chinese translation and does not exceed 300 traditional Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements, and all punctuation marks) in length and in the case of English proposal, the length and the content of the proposal shall be determined based on the Chinese translation, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of all Submitting Holders. Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, the Proposal, and (ii) in no event shall the Submitting Holder(s), or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) or to vote the Shares represented by all the outstanding ADSs at such annual ordinary meeting of the Company's shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company during the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals, except for the first Proposal, received by the Depositary from such Submitting Holder(s) and shall submit only the first of such Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms hereof. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s). The Proposal submitted by the Depositary is still subject to review by the board of directors of the Company and there is no assurance that the Proposal will be accepted by the board of directors and will be included in the agenda of the ordinary shareholders' meeting. In addition, if the Company determines that, at the discretion of the Company, the Proposal submitted by the Depositary does not qualify, the Company has no obligation to notify the Depositary or to allow the Depositary to modify such Proposal.

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons."

ARTICLE 5.
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1.                          Maintenance of Office and Transfer Books by the Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, The City of New York, an office and facilities for the execution and delivery, registration, registration of issuances, of transfers, combination and split-up of Receipts, the surrender of Receipts for the purpose of withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, in all cases, to Section 7.8 hereof.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

Section 5.2.                          Exoneration.  Neither the Depositary nor the Company, or any of their respective agents, shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary, the Company or any of their respective agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the ROC or any other country, or of any other governmental authority or regulatory authority or stock exchange or market or automated quotation system, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, terrorism, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an American Depositary Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or ADSs.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Receipt about the requirements of ROC law or any changes therein or thereto.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

Section 5.3.                          Standard of Care.  The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without gross negligence or wilful misconduct.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, (a) neither the Company, nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, and (b) neither the Depositary nor any of its controlling persons, or agents (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), shall be made a party to or under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast (provided that any such act or omission is in good faith) or for the effect of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company or for the failure of the Company to exchange any Certificate of Payment into Shares. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make Rights available to Holders in general or to any Holder in particular or be liable or responsible for the manner in which any purchase or sale of Shares occurs or the price paid or received therefore.  The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.    The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. or for the failure of the Company to exchange any Certificate of Payment into Shares.   The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

Section 5.4.                          Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall be required by the Company to execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor (other than as contemplated in Section 5.8 and 5.9).  The immediate predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5.                          The Custodian.  The Depositary has initially appointed JPMorgan Chase Bank, N.A., Taipei Branch as Custodian for the purpose of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it.  If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is organized under the laws of the ROC.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary.  The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6.                          Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the English-language versions of the Company's annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the Company's Articles of Incorporation along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7.                          Issuance of Additional Eligible Securities, ADSs, etc.  The Company agrees that in the event it or any of its Affiliates (to the extent applicable) proposes (i) an issuance, sale or distribution of additional Eligible Securities, (ii) an offering of rights to subscribe for Eligible Securities, (iii) an issuance of securities convertible into or exchangeable for Eligible Securities, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Eligible Securities, and (v) an elective dividend of cash or Eligible Securities, it will obtain legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the laws and regulations of the ROC and the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of ROC counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the ROC and (2) all requisite regulatory consents and approvals have been obtained in the ROC.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.  The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Eligible Securities, either upon original issuance or upon a sale of Eligible Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Eligible Securities, rights to subscribe for such Eligible Securities, securities convertible into or exchangeable for Eligible Securities or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8.                          Indemnification.  The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from and against, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Eligible Securities or Deposited Securities, as the case may be, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Eligible Securities, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense directly arises out of  its gross negligence or willful misconduct of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary.

Neither the Depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9.                          Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Eligible Securities or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the form of Receipt.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

Section 5.10.                          Pre-Release.  Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Eligible Securities or ADSs; provided, however, that, subject to ROC law and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 and (ii) deliver Eligible Securities upon the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Eligible Securities in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Eligible Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  Notwithstanding any other provision of this Agreement, the Depositary shall not issue ADSs prior to the receipt of Eligible Securities in the case of the deposit of Eligible Securities to be made by the Company in connection with an offering of ADSs or pursuant to Sections 4.2 or 4.3, unless requested by the Company and to the extent permitted by applicable law.

The Depositary will normally limit the number of ADSs involved in new Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.

The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).  Neither Temporary ADSs nor any interest in any Payment Certificate shall be eligible for Pre-Release Transactions hereunder.

Section 5.11.                          Restricted Securities Owners.  The Company agrees to advise in writing each of the persons or entities who, to the best knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.

ARTICLE 6.
AMENDMENT AND TERMINATION

Section 6.1.                          Amendment/Supplement.  The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

Section 6.2.                          Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of this Deposit Agreement, the Holder of a Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.7 and subject to the conditions and restrictions set forth therein and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the ROC, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts, the Deposited Securities and the American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof.

ARTICLE 7.
MISCELLANEOUS

Section 7.1.                          Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2.                          No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3.                          Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.                          Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof of any beneficial interest therein.

Section 7.5.                          Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to United Microelectronics Corporation, 3F, No. 76, Tun Hwa South Road, Taipei, Taiwan, ROC, Attention: Investor Relations Department, Finance Division, Fax: +886 2 2755-2418, or to any other address and number which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to JPMorgan Chase Bank, N.A., Four New York Plaza, New York, New York 10004, Attention:  ADR Administration, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to JPMorgan Chase Bank, N.A., Taipei Branch, 8th Floor, No. 108, Xin Yi Road, Sec. 5, Taipei, Taiwan 11047 ROC or to any other address which the Custodian may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6.                          Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Deposited Securities and the obligations and duties of the Company in respect of the holders of Deposited Securities, as such, shall be governed by the laws of the ROC (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company has appointed CT Corporation System Inc. with offices currently at 111 Eighth Avenue, 13th Floor , New York, New York 10011 as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder (with copy by fax to the Company at +886 3 577-4767 or such other number as may be provided by the Company in accordance with the notice provisions of this Deposit Agreement), and service so made shall be deemed completed five (5) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary or any Holder in any competent court in the ROC.  To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Securities.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ANY AMERICAN DEPOSITARY SHARES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

Section 7.7.                          Assignment.  Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8.                          Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Section 7.9.                          Titles.  All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

Section 7.10.                          Amendment and Restatement.  This Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of owners of Old Receipts, such portion shall not become effective as to such owners until 30 days after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of ADR.

IN WITNESS WHEREOF, UNITED MICROELECTRONICS CORPORATION and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

UNITED MICROELECTRONICS CORPORATION

By:
Name: Stan Hung
Title: Chairman
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A
[FORM OF RECEIPT]

Number	CUSIP NUMBER: 910873 40 5 American Depositary Shares (each American Depositary Share representing five Fully Paid common shares each par value NT$10 per share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

Representing

DEPOSITED FULLY PAID COMMON SHARES

of

UNITED MICROELECTRONICS CORPORATION

(Incorporated under the laws of the Republic of China (the "ROC"))

JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ___________________[CEDE & CO., as nominee of THE DEPOSITORY TRUST COMPANY (hereinafter ("DTC")] is the record owner of _______________________ American Depositary Shares (hereinafter each an "ADS"), representing deposited common shares, each of par value of NT$10, including evidence of rights to receive such common shares (the "Shares") of United Microelectronics Corporation, a corporation incorporated under the laws of the ROC (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents five Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is JPMorgan Chase Bank, N.A., Taipei Branch, (the "Custodian"). The ratio of American Depositary Shares to Shares is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at Four New York Plaza, New York, New York 10004, U.S.A.

(1)           The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of October 21, 2009 by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by ADRs, (as so amended and restated and as further amended and supplemented from time to time, the "Deposit Agreement"), with each Holder and Beneficial Owner from time to time of ADSs evidenced by ADRs, by accepting an ADS, becoming bound by all the terms and provisions thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2)           Surrender of Receipts and Withdrawal and Sale of Deposited Securities.

(a)           ROC Requirements. The Depositary and the Company have been advised that under current ROC law, a Holder who is a non-ROC person wishing to withdraw Deposited Securities from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority. In addition, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with a local securities brokerage firm, remit funds and exercise a shareholder's rights. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facilities on the TSE or otherwise. The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

(b)           Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of the Deposit Agreement and the Company's Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' ADSs be sold on such Holder's behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. The Depositary and the Company have been advised that under current ROC law, the Shares deposited in connection with the Offering may not be sold for a period of three months from the closing of the Offering. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder's ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided in the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement.  Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

(c)           Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions:  (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph (10) of hereof) have been paid, and (v) the Holder of the ADSs has delivered to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements (including the Form of Certification Upon Withdrawal as Exhibit B to the Deposit Agreement), duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and regulations and the rules of the Taiwan Securities Central Depository Co. Ltd., and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof. The Depositary and the Company have been advised that under current ROC law, ADSs representing newly issued Shares deposited in connection with the Offering may not be surrendered for a period of three months from the closing of the Offering; consequently, the Company and the Depositary have elected to prohibit the surrender of ADSs and the withdrawal of any Shares deposited in connection with the Offering until the expiration of such three month period.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs delivered to it (and, if applicable, the ADR evidencing the ADSs so delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so cancelled together with any certificate or other document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Articles of Incorporation of the Company, of applicable laws and regulations and of the rules of the Taiwan Securities Central Depository Co. Ltd., and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Deposited Securities. In the case of the Delivery of ADSs representing a number other than a whole number of Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Deposited Securities to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Deposited Securities, or (ii) sell or cause to be sold the fractional Deposited Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this ADR. At the request, risk and expense of any Holder surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)           Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when cancelled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 to the Deposit Agreement) have been paid subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when cancelled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

(4)           Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated by Section 3.1 of the Deposit Agreement and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company establish consistent with the provisions of the Deposit Agreement and applicable law. The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Eligible Securities are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S., ROC or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)           Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to ROC law, the rules and requirements of the TSE, and of any stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities or Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)           Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits under applicable law, the SFB, the TSE or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of certificated ADSs where such transfer may result in the total number of Shares, Eligible Securities, or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

(7)             Liability of Holder for Taxes, Duties and Other Charges.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. Notwithstanding the foregoing, the Company will pay all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement. If any legal proceedings are taken to enforce the obligations of the Company under the Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.   The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Company shall, as soon as practicable after the due date for any payment to the government of the ROC of any tax or other governmental charge with respect to any distribution with respect to Deposited Securities, provide the Depositary with an official receipt from the ROC (or certified copies thereof) setting forth the amounts, if any, of tax or other government charge so paid to the government of the ROC.  The Depositary shall provide a copy of such receipt, or other documentation, to the Holder of the ADRs evidencing such ADSs that are representing such Deposited Securities at the time of such distribution upon the request made by the Holder thereof to the Depositary.  The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received hereunder.  Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(8)           Representations and Warranties on Deposit of Eligible Securities. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9)           Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties and to provide such other information or documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such other documents or information are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, (ii) any other information or documents which the Company may reasonably request and which the Depositary shall reasonably request and receive from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal, and (iii) in the case of withdrawal of Shares, any information and documents provided by Holders to the Depositary, in accordance with Exhibit C of the Deposit Agreement. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(10)             Charges of Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distribution of ADSs or securities pursuant to stock splits, or free stock distributions (e.g., spin-off shares) or upon the exercise of rights to purchase additional ADSs or other distributions), issuances pursuant to a stock dividend or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received by it prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article IV of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (10) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary's agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charge shall be assessed on a proportionate basis against Holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars or the sale of Shares to pay ROC withholdings taxes on stock dividends pursuant to the Deposit Agreement (which are paid out of such foreign currency). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

(11)           Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable on the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. The Depositary shall have no obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

(12)           Validity of Receipt. This Receipt (and the American Depositary Shares represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(13)           Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, DC 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any instruction soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, subject, in all cases, to Article (24) hereof.

Dated:	By:

JPMORGAN CHASE BANK, N.A. as Depositary	By:
Authorized Representative
Countersigned	Vice President

The address of the Principal Office of the Depositary is Four New York Plaza, New York, New York 10004, U.S.A.

 [FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(14)           Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the ROC, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.7 of the Deposit Agreement) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.7 of the Deposit Agreement) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

Subject always to the laws and regulations of the ROC, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 of the Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 thereof, and the laws and regulations of the ROC, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject to the laws and regulations of the ROC and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement. In the event that (x) the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the ROC, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Subject always to the laws and regulations of the ROC, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.3.2 of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.8 of the Deposit Agreement) and establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of; and reasonable expenses incurred by, the Depositary and (b) taxes). The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practical. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 of the Deposit Agreement.

If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.3.1 of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.3.2 of the Deposit Agreement, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.3 of the Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

Because ROC law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in the paragraph above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including by public or private sale) as the Depositary, may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances. Subject always to the laws and regulations of the ROC and to the terms of Article IV of the Deposit Agreement, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

(15)           Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.7 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16)           Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of instructions, of holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Eligible Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any). Subject to applicable law and the provisions of Section 4.1 through 4.7 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17)           Voting of Deposited Securities.

(a)           Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Board of Directors of the Company (or his/her designate) (the "Voting Representative"), as representative of the Depositary, the Custodian or the nominee who is registered in the ROC as representative of the Holders in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or other Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC), including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.8 of the Deposit Agreement) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to deliver the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting. If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, at its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

(b)           Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election directors and/or supervisors), the Depositary shall notify to and appoint the Voting Representative as the representative of the Depositary and the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder.

(c)           Management Instruction. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in Section 4.9 of the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary to give a discretionary instruction (a "Management Instruction") to the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the interests of the Holders.

The Depositary's grant of a Management Instruction in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Instruction are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.9 of the Deposit Agreement and will not be subject to any potential liability under ROC law for losses arising from such voting. In the event the Depositary does not receive such opinion, the Depositary will not grant the Management Instruction but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law but will not cause the Deposited Securities to be voted or the Management Instruction to be granted.

The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.9 of the Deposit Agreement. The terms of Section 4.9 of the Deposit Agreement may be amended from time to time in accordance with the terms of the Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of Section 4.9 of the Deposit Agreement as so amended.

(d)           There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

(18)           Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, after consultation with the Company, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional or replacement Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, after consultation with the Company, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19)           Exoneration. Neither the Depositary nor the Company, or any of their respective agents, shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary, the Company or any of their respective agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the ROC or any other country, or of any other governmental authority or regulatory authority or stock exchange or market or automated quotation system, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, terrorism, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Receipt about the requirements of ROC law or any changes therein or thereto.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or an American Depositary Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or ADSs.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(20)           Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or wilfull misconduct.

The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or wilfull misconduct.

Without limitation of the foregoing, (a) neither the Company, nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required and (b) neither the Depositary nor any of its controlling persons, or agents (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), shall be made a party to or under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast (provided that any such act or omission is in good faith) or for the effect of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company or for the failure of the Company to exchange any Certificate of Payment into Shares. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make Rights available to Holders in general or to any Holder in particular or be liable or responsible for the manner in which any purchase or sale of Shares occurs or the price paid or received therefore. The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.    The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. or for the failure of the Company to exchange any Certificate of Payment into Shares.  The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

(21)           Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor (other than as contemplated in Section 5.8 and 5.9 of the Deposit Agreement). The immediate predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22)           Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to this Receipt until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of this Receipt. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(23)           Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of this Receipt will, upon surrender of this Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions set forth therein and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the ROC, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24)           Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)           Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Eligible Securities or ADSs; provided, however, that, subject to ROC law and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Eligible Securities upon the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Eligible Securities in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Eligible Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Notwithstanding any other provision of the Deposit Agreement, the Depositary shall not issue ADSs prior to the receipt of Eligible Securities in the case of the deposit of Eligible Securities to be made by the Company in connection with an offering of ADSs or pursuant to Sections 4.2 or 4.3 of the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable law.

The Depositary will normally limit the number of ADSs involved in new Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.

The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). Neither Temporary ADSs nor any interest in any Payment Certificate shall be eligible for Pre-Release-Transactions under the Deposit Agreement.

(26)           Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

(a)           Proposals by Shareholders. The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the traditional Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements and all punctuation marks) in length, (ii) the Proposal is submitted to the Company during the period for submission of Proposals (the "Submission Period") announced by the Company (it being agreed by the Company that the Company shall announce publicly each year the Submission Period and the place for eligible shareholders to submit the Proposal in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. For the avoidance of doubt, shareholders shall have no right to nominate candidates for election as directors at a meeting of the Company's shareholders pursuant to the Articles of Incorporation of the Company, as in effect on the date hereof. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders. In addition, the Company has no obligation to give notice of noncompliance and/or opportunity to cure for any Proposal which fails to satisfy the requirements and conditions of the ROC laws.

(b)           Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners. Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one (1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the traditional Chinese language or in English language along with traditional Chinese translation and does not exceed 300 traditional Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements, and all punctuation marks) in length and in the case of English proposal, the length and the content of the proposal shall be determined based on the Chinese translation, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above)), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of all Submitting Holders. Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) or to vote the Shares represented by all the outstanding ADSs at such annual ordinary meeting of the Company's shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company during the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals, except for the first Proposal, received by the Depositary from such Submitting Holder(s) and shall submit only the first of such Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s). The Proposal submitted by the Depositary is still subject to review by the board of directors of the Company and there is no assurance that the Proposal will be accepted by the board of directors and will be included in the agenda of the ordinary shareholders' meeting. In addition, if the Company determines that, at the discretion of the Company, the Proposal submitted by the Depositary does not qualify, the Company has no obligation to notify the Depositary or to allow the Depositary to modify such Proposal.

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

 (27)           Waiver.                      EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ANY AMERICAN DEPOSITARY SHARES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________________ whose taxpayer identification number is _______________________________ and whose address including postal zip code is __________________________ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.
SIGNATURE GUARANTEED

EXHIBIT B
FORM OF CERTIFICATION UPON WITHDRAWAL

EXHIBIT B-1
LONG FORM

Certification and Agreement of Persons Surrendering ADRs
for the Purpose of Withdrawal of Deposited Securities
Pursuant to Section 2.7 of the Deposit Agreement

JPMorgan Chase Bank, N.A.
Four New York Plaza
New York, New York 10004
Attention:  ADR Administration
Fax: (212) 623-0079

Re: United Microelectronics Corporation

We refer to the Amended and Restated Deposit Agreement, dated as of October 21, 2009 (as further amended from time to time, the "Deposit Agreement"), among UNITED MICROELECTRONICS CORPORATION (the "Company"), JPMORGAN CHASE BANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

1.           We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

2.           We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the Taiwan Stock Exchange, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

B-1-1

3.           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

Please check the applicable box in (a) below and complete (b) in its entirety.

(a)(i) |_| Recipient of Deposited Securities withdrawn hereby ("Recipient") is a "Related Person" of the Company (as defined below).

or

   (ii) |_| The aggregate number of Deposited Securities to be received by the Recipient upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement will exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.*
* To determine the number of Deposited Securities on deposit, please visit the Taiwan Stock Exchange's website at: http://emops.tse.com.tw/server-java/t47hsc01_e?step=0&TYPEK=sii

AND

(b)(i) Recipient hereby withdraws ____________ Deposited Securities of the Company,

AND

   (ii) Recipient has withdrawn an aggregate of ____________ Deposited Securities of the Company during this calendar month.

AND

   (iii) We hereby certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the following information is true and correct:

Name of Beneficial Owner of ADSs: _______________________________________________________________

___________________________________________________________________________________________
Address of Beneficial Owner of ADSs: _____________________________________________________________

___________________________________________________________________________________________

Nationality of Beneficial Owner of ADSs: ___________________________________________________________

Name of Recipient: ____________________________________________________________________________

Nationality of Recipient: ________________________________________________________________________

B-1-2

Identity Number of Recipient (only required if Recipient is a ROC person): _____________________________________________________________________________________

Number of ADSs surrendered hereby: ______________________________________________________________

Number of Deposited Securities withdrawn hereby: ____________________________________________________

The aggregate number of Deposited Securities Recipient has received upon all withdrawals since execution of the Deposit
Agreement: __________________________________________________________________________________

TDCC Book-Entry Account Number of Recipient: _____________________________________________________

TDCC Book-Entry Account Name: ________________________________________________________________

Name of Custodian (only required if Recipient is a non-ROC person): ______________________________________

__________________________________________________________________________________________

Address of Custodian: ________________________________________________________________________

__________________________________________________________________________________________

Contact Person at Custodian: ___________________________________________________________________

Telephone Number of Custodian: ________________________________________________________________

Facsimile Number of Custodian: _________________________________________________________________

Foreign Investor Investment I.D. (only required if Recipient is a non-ROC person): ___________________________

__________________________________________________________________________________________

4.           If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the information contained in paragraph 3 hereof that is applicable to it.

Date: ____________________

Very truly yours,

 [NAME OF CERTIFYING ENTITY]

By: _______________________________
Name
Title:

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:
(a)	(i)
a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree (as defined under the Civil Code of the Republic of China);

(ii)	a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

B-1-3

(iii)	a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company reporting to the general manager of the Company;
(iv)	the spouse of a director, supervisor or general manager of the Company; or
(v)	a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

or

(b)           A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.

B-1-4

EXHIBIT B-2
SHORT FORM

Certification and Agreement of Persons Surrendering ADRs
for the Purpose of Withdrawal of Deposited Securities
Pursuant to Section 2.7 of the Deposit Agreement

JPMorgan Chase Bank, N.A.
Four New York Plaza
New York, New York 10004
Attention:  ADR Administration
Fax: (212) 623-0079

Re: United Microelectronics Corporation

We refer to the Amended and Restated Deposit Agreement, dated as of October 21, 2009 (as further amended from time to time, the "Deposit Agreement"), among UNITED MICROELECTRONICS CORPORATION (the "Company"), JPMORGAN CHASE BANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

1.           We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

2.           We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the Taiwan Stock Exchange, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

3.           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the aggregate number of Deposited Securities to be received by us (it) upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to the Deposit Agreement does not exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.(1)

B-2-1

4.           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that we are (it is) not a "Related Person" of the Company (as defined below).(2)

Date: ____________________

Very truly yours,

 [NAME OF CERTIFYING ENTITY]

By: _____________________________
Name
Title:

 (1) PLEASE NOTE THAT IN ORDER TO ASCERTAIN THE TOTAL NUMBER OF DEPOSITED SECURITIES CURRENTLY ON DEPOSIT WITH THE CUSTODIAN, PLEASE VISIT THE TAIWAN STOCK EXCHANGE'S WEBSITE AT: _________________________.  PLEASE FURTHER NOTE THAT IF YOU CANNOT CERTIFY (OR IF YOU ARE ACTING FOR THE ACCOUNT OF ANOTHER PERSON, SUCH PERSON HAS CONFIRMED TO YOU THAT IT CANNOT CERTIFY) THAT THE AGGREGATE NUMBER OF DEPOSITED SECURITIES TO BE RECEIVED UPON THE SURRENDER OF ADSs FOR THE WITHDRAWAL OF DEPOSITED SECURITIES PURSUANT TO THE DEPOSIT AGREEMENT WILL NOT EXCEED TEN PERCENT (10%) OF THE TOTAL NUMBER OF DEPOSITED SECURITIES CURRENTLY ON DEPOSIT WITH THE CUSTODIAN, YOU (IT) WILL NOT BE ABLE TO SURRENDER ADSs IN ORDER TO WITHDRAW DEPOSITED SECURITIES (OR GIVE INSTRUCTIONS TO DO SO) USING THIS FORM OF WITHDRAWAL CERTIFICATION AND INSTEAD, YOU (IT) MUST COMPLETE AND DELIVER TO THE DEPOSITARY A LONG FORM OF WITHDRAWAL CERTIFICATION THAT CAN BE FOUND ON THE DEPOSITARY'S WEBSITE.

(2) PLEASE NOTE THAT IF YOU CANNOT CERTIFY (OR IF YOU ARE ACTING FOR THE ACCOUNT OF ANOTHER PERSON, SUCH PERSON HAS CONFIRMED TO YOU THAT IT CANNOT CERTIFY) THAT YOU ARE (IT IS) NOT A "RELATED PERSON" OF THE COMPANY (AS DEFINED BELOW) AS SET FORTH IN PARAGRAPH 4 ABOVE AND YOU (IT) WISH(ES) TO SURRENDER ADSs OR GIVE WITHDRAWAL INSTRUCTIONS FOR THE PURPOSE OF WITHDRAWAL OF THE DEPOSITED SECURITIES PURSUANT TO THE DEPOSIT AGREEMENT, YOU (IT) WILL NOT BE ABLE TO SURRENDER ADSs IN ORDER TO WITHDRAW DEPOSITED SECURITIES (OR GIVE INSTRUCTIONS TO DO SO) USING THIS FORM OF WITHDRAWAL CERTIFICATION AND INSTEAD, YOU (IT) MUST COMPLETE AND DELIVER TO THE DEPOSITARY A LONG FORM OF WITHDRAWAL CERTIFICATION THAT CAN BE FOUND ON THE DEPOSITARY'S WEBSITE.

B-2-2

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

(a)	(i)
a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree (as defined under the Civil Code of the Republic of China);

(ii)	a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;
(iii)	a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company reporting to the general manager of the Company;
(iv)	the spouse of a director, supervisor or general manager of the Company; or
(v)	a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

or

(b)
A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.

B-2-3